EXHIBIT 10.2

VERI-TEK INTERNATIONAL CORP.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

(Effective as of September 13, 2007)

Section 1. Purpose

The purpose of the Veri-Tek International Corp. 2004 Equity Incentive Plan (the “Plan”) is to promote the best interests of Veri-Tek International Corp. (together with any successor thereto, the “Company”) and its shareholders by providing Employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “409A Subsidiary” shall mean any entity that is controlled by the Company within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used in place of “at least 80 percent”, provided that the phrase “at least 20 percent” may be used in place of “at least 80 percent” with respect to grants of Options or Stock Appreciation Rights made to eligible individuals based on legitimate business criteria of the Company within the meaning of Code Section 409A.

(b) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(f) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(g) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(h) “Dividend Equivalent” shall mean a right, granted to a Participating Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(i) “Employee” shall mean any employee of the Company or any of its subsidiaries, including a 409A Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(l) The term “Fair Market Value” shall mean, with respect to a share of Stock, (i) if the Stock is readily tradable on one or more established stock exchanges or national market systems, including, without limitation, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value shall be determined by the Administrator in good faith by reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations promulgated thereunder as in effect from time to time.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(n) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Participating Employee” shall mean a Employee designated by the Committee to be granted an Award under the Plan.

(r) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity;

(ii) Return on investment;

(iii) Return on net assets;

(iv) Return on revenues;

(v) Operating income;

(vi) Performance value added (as defined by the Committee at the time of selection);

(vii) Pre-tax profits;

(viii) Net income;

(ix) Net income per Share;

(x) Working capital as a percent of net revenues;

(xi) Net cash provided by operating activities;

(xii) Market price per Share;

(xiii) Total shareholder return;

(xiv) Key operational measures, which shall be deemed to include new customer origination, customer penetration, customer satisfaction, employee safety, market share, plant utilization, cost containment, and cost structure reduction.

(xv) Cash flow or cash flow per share;

(xvi) Reserve value or reserve value per share;

(xvii) Net asset value or net asset value per share;

(xviii) Production volumes; and

(xix) Product and technology developments and improvements.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis.

(s) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(t) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(u) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(v) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(w) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(x) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(y) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(z) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(aa) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(bb) “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(cc) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Board of Directors of the Company or the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Board of Directors of the Company or the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Employee and Non-Employee Director under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Employee or Non-Employee Director; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Employees or Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; provided that cash or Shares issuable under Options and Stock Appreciation Rights shall not be subject to deferral after exercise and all other deferrals shall be made in a manner consistent with Code Section 409A; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4. Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 350,000 Shares. No Shares shall be granted to Participating Employees, other than non-employee directors, prior to January 1, 2006. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including pursuant to Incentive Stock Options.

(ii) Limitations on Awards to Individual Participants. No Participating Employee shall be granted, during any calendar year, Options for more than 15,000 Shares, Stock Appreciation Rights with respect to more than 20,000 Shares, more than 20,000 Shares of Restricted Stock, more than 10,000 Restricted Stock Units, more than 10,000 Performance Shares nor more than 10,000 Performance Units (when a Performance Unit is measured in relation to the Fair Market Value of a Share) under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which Shares are changed or exchanged; (ii) the Company shall subdivide or combine Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board of Directors of the Company determines by resolution is special or extraordinary in nature or that is in connection with a transaction that is a recapitalization or reorganization involving Shares; or (iv) any other event shall occur, which, in the case of this subsection (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to the individual participant limits of Section 4(a)(ii), (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award to reflect such transaction or event; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that, with respect to Awards of Options or Stock Appreciation Rights that are exempt from Section 409A of the Code, such adjustment complies with the provisions of Treasury Regulation Section 1.409A-1(b)(5)(v)(B); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5. Eligibility

The Committee may designate any Employee as a Participating Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d).

Section 6. Awards

(a) Option Awards. The Committee may grant Options to Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participating Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options. Non-Qualified Options granted to individuals who are not employees or Non-Employee Directors of the Company or any 409A Subsidiary shall be subject to Code Section 409A.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the date of grant of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee’s or Non-Employee Director’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(v) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Stock Appreciation Rights granted to an Employee who is not an employee of the Company or 409A Subsidiary shall be subject to Section 409A of the Code. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Employees and Non-Employee Directors.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Employee or Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Employee or Non-Employee Director, or, if the Participating Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Employee or Non-Employee Director.

(vi) Minimum Period of Service. If the right to become vested in a Restricted Stock Award granted under this Section 6(c) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee’s or Non-Employee Director’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

(d) Restricted Stock Units.

(i) Issuance. The Committee may grant Awards of Restricted Stock Units to Employees or Non-Employee Directors.

(ii) Restrictions. Restricted Stock Units granted to Participating Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Payment of Shares. At the end of the applicable restriction period relating to Restricted Stock Units granted to a Participating Employee or Non-Employee Director, one or more stock certificates for the number of Shares equal to the corresponding number of Restricted Stock Units, free of restrictions imposed under the Plan, shall be delivered to the Participating Employee or Non-Employee Director.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participating Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Employee or Non-Employee Director.

(v) Minimum Period of Service. If the right to become vested in a Restricted Stock Unit Award granted under this Section 6(d) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee’s or Non-Employee Director’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(q). Subject to shareholder approval to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, the Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(q), or alter such Performance Goals. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participating Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f) General.

(i) No Consideration for Awards. Awards shall be granted to Participating Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Employee or Non-Employee Director may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis in accordance with Code Section 409A, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Employee or Non-Employee Director to represent to the Company in writing that such Participating Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Employees and Non-Employee Directors, entitling the Participating Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participating Employee or Non-Employee Director under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose. Notwithstanding the foregoing, Dividend Equivalents granted in connection with an Option or Stock Appreciation Right that is intended to be exempt from Code Section 409A shall be set forth in a separate Award Agreement and shall be payable at such time or times as are permitted by Code Section 409A.

(h) No Repricing of Options or Stock Appreciation Rights. Except adjustments made pursuant to Section 4(b) or adjustments made with prior approval of the Company’s shareholders, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the modification of an Option or Stock Appreciation Right or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right pursuant to Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended or supplemented from time to time. The provisions of this Section 6(h) cannot be amended unless the amendment is approved by the Company’s shareholders. Notwithstanding the foregoing, even with shareholder approval, for purposes of Code Section 409A, the exercise price of an Option or the grant price of a Stock Appreciation Right may not be reduced other than (i) pursuant to Section 4(b) of the Plan, and in accordance with Section 1.409A-1(b)(5)(v)(B) of the Treasury Regulations, or (ii) in connection with a transaction which is considered the grant of a new award for purposes of Section 409A of the Code, provided that the new exercise price or grant price is not less than Fair Market Value of a Share on the new grant date.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions; Issuance or Assumption; Amendment, Modification or Cancellation of Awards

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the assumption of awards under this Plan, or the issuance of awards in replacement of awards granted by the entity being merged, consolidated or acquired, upon such terms and conditions as it may deem appropriate.

(d) Amendment, Modification or Cancellation of Awards. Except as provided in Section 6(h) and subject to the requirements of the Plan, the Board of Directors of the Company or the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participating Employee or Non-Employee Director, or the cancellation of the Award, shall be effective only if agreed to by the Participating Employee or Non-Employee Director or any other person(s) as may then have an interest in the Award, but the Board of Directors of the Company or the Committee need not obtain Participating Employee or Non-Employee Director (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Board of Directors of the Company or the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

Section 8. General Provisions

(a) No Rights to Awards. No Employee, Participating Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participating Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Employee or Non-Employee Director.

(b) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of a Share acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended from time to time (the “Securities Act”) and is not otherwise exempt from such registration, such Share shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may require any individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to represent to the Company in writing that the Share acquired by such individual is acquired for investment only and not with a view to distribution.

(iv) The Company may require an individual receiving a Share pursuant to the Plan, as a condition precedent to receipt of such Share, to enter into a stockholder agreement or “lock-up” agreement in such form as the Company shall determine is necessary or desirable to further the Company’s interests.

(c) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Employee shall pay to the

Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the shareholders of the Company for re-approval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such Plan provisions.

(h) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Illinois, without reference to conflict of law principles thereof, and applicable federal law.

(j) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(k) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan, the Company does not guarantee to any Participating Employee or Non-Employee Director or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

Section 9. Effective Date of the Plan

The Plan shall be effective on the day immediately following its approval by the shareholders of the Company provided that such approval is obtained within twelve months following the date of adoption of the Plan by the Board of Directors of the Company.